Exhibit 15.2

May 3, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:

We are aware that our report dated May 3, 2010 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three-month periods ended March 31, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statements on Form S-4 (File No. 333-165277), Form S-3 (File No. 333-112904) and Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, 333-142651, 333-156931 and 333-160393.

Very truly yours,

/s/  PricewaterhouseCoopers LLP